                                                                  Exhibit (g)(2)

                                               April 2, 2008

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171
Attention:  James M. Keenan, Vice President, JAB/2N

         Re:      Laudus Trust
                  Laudus Institutional Trust

Ladies and Gentlemen:

Please be advised that the Laudus Trust and Laudus Institutional Trust (formerly Laudus Variable Insurance Trust) (the "Trusts") have established new series of shares to be known as Laudus Mondrian Emerging Markets Fund, Laudus Mondrian International Fixed Income Fund, Laudus Mondrian International Equity Fund and Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional International Equity Fund and Laudus Mondrian Institutional Emerging Markets Fund (the "NEW SERIES").

In accordance with Section 18.6, the Additional Portfolios provision, of the Amended and Restated Master Custodian Agreement (the "Agreement") dated as of December 9, 2005 by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Trusts hereby request that State Street Bank and Trust Company act as custodian for the New Series under the terms of the aforementioned contract. In connection with such request, the undersigned Trusts hereby confirm to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract. A current Appendix A to the agreement is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

                               Sincerely,

                               LAUDUS TRUST
                               LAUDUS INSTITUTIONAL TRUST


                               By:      /s/ George Pereira
                                    --------------------------------------------
                               Name:    George Pereira
                               Title:   Chief Financial Officer, Duly Authorized
AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:        /s/ Joseph L. Hooley
           --------------------
Name:     Joseph L. Hooley
Title:    Vice Chairman, Duly Authorized
Effective Date:  1-15, 2008
                 ----

                           MASTER CUSTODIAN AGREEMENT
                                  APRIL 2, 2008
                                   APPENDIX A


MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY


LAUDUS TRUST

         Laudus Rosenberg International Equity Fund

         Laudus Rosenberg International Small Capitalization Fund

         Laudus Rosenberg International Discovery Fund

         Laudus Rosenberg U.S. Discovery Fund

         Laudus Rosenberg U.S. Large Capitalization Fund

         Laudus Rosenberg U.S. Large Capitalization Growth Fund

         Laudus Rosenberg U.S. Large Capitalization Value Fund

         Laudus Rosenberg U.S. Small Capitalization Fund

         Laudus Mondrian Emerging Markets Fund
         -------------------------------------

         Laudus Mondrian International Fixed Income Fund
         -----------------------------------------------

         Laudus Mondrian International Equity Fund
         -----------------------------------------

         Laudus Mondrian Global Equity Fund
         ----------------------------------


LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)

         Laudus Mondrian Institutional International Equity Fund
         -------------------------------------------------------

         Laudus Mondrian Institutional Emerging Markets Fund
         ---------------------------------------------------